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                                                PINNACLE SYSTEMS, INC. AND SUBSIDIARY
                               Exhibit 11.1 - Statement of Computation of Net Income (Loss) Per Share
                                                (In thousands, except per share data)




                                                                                       Three                             Six
                                                                                    Months Ended                    Months Ended
                                                                                     December 31,                    December 31,
                                                                              -----------------------        -----------------------
                                                                                1996            1995           1996            1995
                                                                              -------         -------        -------         -------
Weighted average shares of common stock outstanding                             7,505           7,273          7,489           6,950

Weighted average common stock equivalent shares                                  --               638           --               653
                                                                              -------         -------        -------         -------

Shares used to compute net income (loss) per share                              7,505           7,911          7,489           7,603
                                                                              =======         =======        =======         =======

Net income (loss) used in per share calculation                               $(9,344)        $ 1,732        $(8,733)        $ 2,995
                                                                              =======         =======        =======         =======

Net income (loss) per share                                                   $ (1.25)        $  0.22        $ (1.17)        $  0.39
                                                                              =======         =======        =======         =======


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